EXHIBIT 99.1
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SUTRON CORPORATION REPORTS RECORD FOURTH QUARTER 2006 RESULTS

MARCH 22, 2007, STERLING, VA...Sutron Corporation (NASDAQ: STRN), a leading provider of hydrological and meteorological monitoring products, systems and services, today reported financial results for the quarter ended December 31, 2006.

FINANCIAL HIGHLIGHTS

FOR THE FOURTH QUARTER ENDED DECEMBER 31, 2006:

-- Revenue was up 26% to $6,125,991 from $4,869,994 in the fourth quarter of 2005.

-- Net income was up 79% to $1,210,792 from $675,782 in the fourth quarter of 2005.

-- Earnings per share were $0.27 versus $0.16 per share during the fourth quarter of 2005.

-- Gross margin was 38.5% versus 42.2% in 2005.

"We are pleased to report record revenues and net income for the fourth quarter of 2006" said Raul McQuivey, Sutron's Chairman and Chief Executive Officer. "Our revenues benefited from increased shipments of standard products by our HydroMet Products Division, by an increase in project work by our Integrated Systems Division and by an increase in contract revenues due to work performed on the Central Water Commission (CWC) of India contract by our India Project Office. Our Integrated Systems Division completed the work on a subcontract with Prime Controls to install monitoring stations on three canals in New Orleans and completed two contracts with the U.S. Army Corps of Engineers to install instrumentation on eight locks in New Orleans. Revenues from these contracts totaled approximately $550,000 during the fourth quarter and were a principal driver of the revenue growth. Increased revenue of approximately $438,000 from our India Project Office relating to the CWC contract was also a driver. Margins for the quarter were down due the New Orleans contracts being more labor intensive than expected and due to lower than expected quarterly revenues for our Hydrological Services Division. Lower income taxes relating to tax deductible compensation expense from the exercise of non-qualified stock options benefited net income during the quarter by generating a significant reduction in income taxes."

"Total customer orders for the fourth quarter of 2006 were down to approximately $1,446,785 from $8,894,665 in 2005 primarily due to the Company receiving two large international contracts in the prior year that totaled $6,067,600. We had anticipated receiving several large international contracts in 2006 that were delayed. These contracts were not cancelled and we expect to receive them in 2007. Sutron's business is significantly influenced by large projects that require government approvals; however, the timing of the awards is difficult to project. No assurances can be made that the contracts will be received during 2007. Total 2006 customer orders were down 24% to approximately $15,836,000 as compared with 2005 orders of approximately $20,900,000. Our contract backlog at December 31, 2006 stood at approximately

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$7,269,000, of which approximately $4,233,000 is expected to convert to revenue in 2007, as compared to approximately $10,840,000 at December 31, 2005."

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2006:

-- Revenue was up 26% to $19,406,638 from $15,434,255 in 2005.

-- Net income was up 67% to $2,449,654 versus net income of $1,470,294 in 2005.

-- Earnings per share were $0.56 versus earnings of $0.34 per share in 2005.

-- Gross margin was 37.9% versus 41.7% in 2005.

OTHER Q4 2006 HIGHLIGHTS Among other Q4 2006 highlights, Sutron:

-- Received various orders that totaled $420,986 from the US Geological Survey's HIF for Sutron's GOES Satellite Transmitter/Logger, SatLink2, and various sensors for measuring water level.

-- Received an order that totaled $171,383 from Texas A&M University for Tides Stations, Hydrographics Stations and for related spares. These systems will be used to monitor tide patterns on the Texas coast in the Gulf of Mexico.

-- Received an order that totaled $99,990 from the US Geological Survey's Austin, Texas office for 33 SatLink2's in enclosures.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS REGARDING OUR EXPECTED FUTURE FINANCIAL POSITION, RESULTS OF OPERATIONS, CASH FLOWS, FINANCING PLANS, BUSINESS STRATEGY, PRODUCTS AND SERVICES, COMPETITIVE POSITIONS, GROWTH OPPORTUNITIES, PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, AS WELL AS STATEMENTS THAT INCLUDE WORDS SUCH AS "ANTICIPATE," "IF," "BELIEVE," "PLAN," "ESTIMATE," "EXPECT," "INTEND," "MAY," "SHOULD" AND OTHER SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND CONTINGENCIES WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE, OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM ANTICIPATED RESULTS, PERFORMANCE, OR ACHIEVEMENTS. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS INCLUDE THOSE SET FORTH IN OUR FILINGS WITH THE SEC, INCLUDING THE DISCLOSURE UNDER THE HEADING "BUSINESS" AND "MANAGEMENT'S DISCUSSION AND ANALYSIS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB/A FILED ON MAY 3, 2006. WE ARE UNDER NO OBLIGATION TO UPDATE OR ALTER OUR FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.